UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report:  March 19, 2012

IDEAL FINANCIAL SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53922	33-0999642
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

5940 S. Rainbow Blvd.
Suite 3010
Las Vegas, Nevada	89118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:
(801) 302-2251

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

Item 7.01           Regulation FD Disclosure

Ideal Financial Solutions, Inc. (OTCBB:IFSL), creator and provider of various financial products and services for businesses and individuals, has published a comprehensive investor presentation for review by present and prospective investors as part of an increased outreach and awareness initiative.

The Ideal Financial Solutions Investor Presentation is available online at http://www.idealfsi.com/uploads/InvestorPacket.pptx

A copy of the investor presentation also is attached hereto as Exhibit 99.1.

Item 8.01           Other Events

Ideal Financial Solutions, Inc. (OTCBB:IFSL), creator and provider of various financial products and services for businesses and individuals is pleased to announce that it has been approved for trading on the Over-The-Counter Bulletin Board (OTCBB), effective March 8, 2012.

Ideal will continue to be quoted under the symbol IFSL

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ideal Financial Solutions, Inc.

Dated: March 19, 2012	By /s/ Steven L. Sunyich
Steven L. Sunyich, Chief Executive Officer